UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007 (August 7, 2007)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 5.02(e) of this report, which disclosure is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Board of Directors (the “Board”) of OMNI Energy Services Corp. (the “Company”) previously approved, subject to shareholder approval, amendments to the Company’s Sixth Amended and Restated Stock Incentive Plan (the “Plan”) that would (i) increase by 1,500,000 the aggregate number of shares of common stock that may be issued under the Plan from 2,750,000 to 4,250,000 and (ii) allow non-employee directors to be eligible to receive discretionary grants of restricted stock and other stock-based awards. At the Company’s annual shareholders meeting held on August 7, 2007, the Company’s shareholders approved those amendments to the Plan, which was attached as Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 5, 2007 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

10.1	Seventh Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (filed as Appendix A to the Company’s Definitive Proxy Statement for its 2007 Annual Meeting of Shareholders held on August 7, 2007 filed with the Securities and Exchange Commission on July 5, 2007, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: August 23, 2007

	By:	/s/ G. Darcy Klug
G. Darcy Klug Executive Vice President